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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY                                 STATE OF INCORPORATION
------------------                                 ----------------------
Mortgage Portfolio Services, Inc.                  Delaware
NAFCO, Inc.                                        Delaware
Construction Portfolio Funding, Inc.               Texas